                                                                   Exhibit 23.13

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Hercules Incorporated of our report dated June 15, 2001 relating to the financial statements of Hercules Canada, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Mississauga, Ontario
October 29, 2001